SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2003

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

333-50126
(Commission File Number)

Delaware	95-4849715
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3701 Wilshire Boulevard
Suite 220
Los Angeles, California 90010
(Address of principal executive offices, with zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On February 14, 2003, Nara Bancorp, Inc. (the “Registrant”) announced that its board of directors approved a two-for-one stock split of its common stock. The stock split will be effected as a 100% stock dividend, which will be payable on March 17, 2003 to stockholders of record at the close of business on March 3, 2003. Stockholders will receive one additional share of the Registrant’s common stock for each share owned.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc., (Registrant)

Date:	February 19, 2003	By:	/s/ Bon T. Goo

Bon T. Goo Chief Financial Officer